UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

EMC METALS CORP.

(Exact name of registrant as specified in its charter)

000-54416

(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431

(Address of principal executive offices) (Zip Code)

(775) 355-9500

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of EMC Metals Corp. held on December 11, 2013, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Five. The shareholders approved the number of directors to be fixed at five.

For: 48,426,522

Against: 161,500

Not Voted: N/A

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

George F. Putnam:	For: 36,143,935
Withheld: 142,500
Not Voted: 12,301,587

William B. Harris:	For: 36,206,935
Withheld: 79,500
Not Voted: 12,301,587

Barry Davies:	For: 36,223,935
Withheld: 62,500
Not Voted: 12,301,587

Willem P.C. Duyvesteyn:	For: 35,618,935
Withheld: 667,500
Not Voted: 12,301,587

Warren Davis:	For: 36,142,935
Withheld: 143,500
Not Voted: 12,301,587

3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

      For: 48,444,522

      Withheld: 143,500

      Not Voted: N/A

4.	Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2013 annual general meeting.

For: 35,487,935

Against: 798,500

Not Voted: 12,301,587

5.	Frequency of Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers be every three (3) years.

For: 35,461,935

Against: 824,500

Not Voted: 12,301,587

Based upon the results of the shareholder vote, the Company intends to submit to its shareholders an advisory vote on executive compensation at its annual meeting every three (3) years until the next advisory vote on the frequency of stockholder voting on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	December 16, 2013	(Registrant)
/s/ George Putnam
George Putnam, Chief Executive Officer